UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2005 (December 8, 2005)
Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

1099 18th Street, Suite 2300
Denver, Colorado	80202
(Address of principal	(Zip Code)
executive offices)
(303) 293-9100
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Contract
     On December 8, 2005, the Compensation Committee of the Board of Directors of the Company approved an amendment to the stock option agreements of William J. Barrett, Chief Executive Officer, and J. Frank Keller, Executive Vice President. These amendments provide that all options that have not vested upon the retirement of these executives shall become exercisable at each of their respective retirement dates. The following is a summary of the options currently held by each of Mr. Barrett and Mr. Keller:

	Number of Securities
	Underlying Unexercised
	Options at December 9, 2005
Name	Exercisable	Unexercisable

William J. Barrett	172,858	118,486
J. Frank Keller	96,529	61,890
     Also on December 8, 2005, the Compensation Committee approved the payment to Mr. Keller of a bonus for his work during 2005. The amount of the bonus was determined at the discretion of the Compensation Committee based on 2005 performance and was not determined pursuant to a fixed formula. Although the Company does not believe the amount of this bonus is material to the Company, the amount of the bonus approved for Mr. Keller was $125,000. The Compensation Committee approved Mr. Keller’s bonus in advance of the other officers of the Company because Mr. Keller has advised the Company that he will retire as of February 1, 2006.
     Also on December 8, 2005, the Compensation Committee amended a portion of the compensation payable to directors (“Outside Directors”) who are not also employees of the Company and who were not previously nominated by the investors in our Series B preferred stock. The equity compensation portion of the Outside Director’s compensation was amended and the cash portion remains unchanged. Effective with the grant of equity to be made on January 1, 2006 and continuing thereafter until changed, grants of equity compensation to current and new Outside Directors will be in the form of options to purchase 10,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant. Grants of options to Outside Directors are made at the time the person becomes an Outside Director and on January 1 of each year thereafter. Previously, the Outside Directors were to receive equity compensation with a value at the date of award or grant of approximately $80,000 per year in the form of stock options, restricted stock and/or other equity grants. In March 2005, the Compensation Committee determined grants of equity compensation to new Outside Directors during 2005 would be in the form of options to purchase 10,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the day before the election of the new Outside Director.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2005	BILL BARRETT CORPORATION
	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary